American Financial Group, Inc. Declares Special Dividend

CINCINNATI – November 6, 2017 – American Financial Group, Inc. (NYSE: AFG) announced today that it has declared a special, one-time cash dividend of $2.00 per share of American Financial Group Common Stock. The dividend is payable on November 27, 2017 to holders of record on November 17, 2017. The aggregate amount of the payment to be made in connection with this special dividend will be approximately $180 million.

This special dividend is in addition to the Company's regular quarterly cash dividend of $0.35 per share that was last paid on October 25, 2017.

AFG Co-CEOs S. Craig Lindner and Carl H. Lindner III stated: "Returning capital to shareholders in the form of this $2.00 special dividend reflects AFG's strong financial position and our confidence in the Company's financial future. Our excess capital remains at a level which affords us the financial flexibility to grow our business organically and opportunistically."

About American Financial Group, Inc.

American Financial Group is an insurance holding company, based in Cincinnati, Ohio with assets of approximately $60 billion. Through the operations of Great American Insurance Group, AFG is engaged primarily in property and casualty insurance, focusing on specialized commercial products for businesses, and in the sale of fixed and fixed-indexed annuities in the retail, financial institutions and education markets. Great American Insurance Group's roots go back to 1872 with the founding of its flagship company, Great American Insurance Company.

Forward Looking Statements

This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this press release not dealing with historical results are forward-looking and are based on estimates, assumptions and projections. Examples of such forward-looking statements include statements relating to: the Company's expectations concerning market and other conditions and their effect on future premiums, revenues, earnings, investment activities and the amount and timing of share repurchases; recoverability of asset values; expected losses and the adequacy of reserves for asbestos, environmental pollution and mass tort claims; rate changes; and improved loss experience.

Actual results and/or financial condition could differ materially from those contained in or implied by such forward-looking statements for a variety of reasons including, but not limited to: changes in financial, political and economic conditions, including changes in interest and inflation rates, currency fluctuations and extended economic recessions or expansions in the U.S. and/or abroad; performance of securities markets; new legislation or declines in credit quality or credit ratings that could have a material impact on the valuation of securities in AFG's investment portfolio; the availability of capital; regulatory actions (including changes in statutory accounting rules); changes in the legal environment affecting AFG or its customers; tax law and accounting changes; levels of natural catastrophes and severe weather, terrorist activities (including any nuclear, biological, chemical or radiological events), incidents of war or losses resulting from civil unrest and other major losses; development of insurance loss reserves and establishment of other reserves, particularly with respect to amounts associated with asbestos and environmental claims; availability of reinsurance and ability of reinsurers to pay their obligations; trends in persistency and mortality; competitive pressures, including as a result of the outcome of U.S. business tax reform efforts; the ability to obtain adequate rates and policy terms; changes in AFG's credit ratings or the financial strength ratings assigned by major ratings agencies to AFG's operating subsidiaries; the impact of the conditions in the international financial markets and the global economy (including those associated with the United Kingdom's expected withdrawal from the European Union, or "Brexit") relating to AFG's international operations; and other factors identified in AFG's filings with the Securities and Exchange Commission.

The forward-looking statements herein are made only as of the date of this press release. The Company assumes no obligation to publicly update any forward-looking statements.

Contact:
Diane P. Weidner, IRC
Asst. Vice President - Investor Relations
513-369-5713

Websites:
www.AFGinc.com
www.GreatAmericanInsuranceGroup.com

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